Exhibit 99.1

NEWS RELEASE

HECLA 2020 RESULTS CONFERENCE CALL AND WEBCAST

AND FUTURE MANAGEMENT CHANGES

FOR IMMEDIATE RELEASE

January 22, 2021

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced it will issue a news release reporting its fourth quarter and year-end 2020 financial results before market open on Thursday, February 18, 2021, and announces future management changes.

CONFERENCE CALL AND WEBCAST

A conference call and webcast will be held Thursday, February 18, at 9:00 a.m. Eastern Time to discuss fourth quarter and year-end 2020 financial results. You may join the conference call by dialing toll-free 1-833-350-1380 or for international by dialing 1-647-689-6934. The Conference ID is 7412488. Please dial-in and provide the Conference ID number at least 10 minutes prior to the start time to join the call and mitigate any hold times.

Hecla’s live webcast can be accessed at www.hecla-mining.com under Investors/Events & Webcasts (https://ir.hecla-mining.com/news-events/events-webcasts/default.aspx). The webcast will also be archived on the site.

SENIOR MANAGEMENT CHANGE

Hecla today announced Lindsay Hall, Senior Vice President and Chief Financial Officer, after five years of service is retiring in March 2021. Russell Lawlar has been appointed Senior Vice President, CFO and Treasurer, effective March 1st. Russell has been Treasurer since 2017. He has been with Hecla for over 10 years having positions at Greens Creek and as Director of Internal Audit. He is a certified public accountant.

“I want to thank Lindsay for his significant contributions to Hecla over the past five years, particularly in 2020 when his counsel for managing Hecla’s response to COVID was crucial,” said Phillips S. Baker, Jr., President and CEO. “Russell has been a key leader at Hecla for a number of years and is well prepared for the additional responsibilities.”

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska and Idaho and is a growing gold producer with an operating mine in Quebec. The Company also has exploration and pre-development properties in eight world-class silver and gold mining districts in the U.S., Canada, and Mexico.

For further information, please contact:

Jeanne DuPont

Senior Communications Coordinator

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

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